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                                                                  Exhibit 10. 20

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY AN ASTERISK, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                 AMENDMENT NO. 1
                            TO THE LICENSE AGREEMENT
                                     BETWEEN
                         THE TEXAS A&M UNIVERSITY SYSTEM
                                       AND
                                 INHIBITEX, INC.

         This amendment ("Amendment No. 1") is made and entered into by and between The Texas A&M University System (hereinafter referred to as "SYSTEM") with principal offices in College Station, Texas, and Inhibitex, Inc., (hereinafter referred to as "INHIBITEX"), a Delaware corporation, having a principal place of business in Alpharetta, Georgia, parties to the License Agreement dated February 4, 2000.

                                   WITNESSETH:

         WHEREAS, the parties have entered into a License Agreement regarding certain intellectual property related to Extracellular Matrix Binding Proteins; and

         WHEREAS, the original License Agreement between the parties provides that SYSTEM manage the filing of U.S. and foreign patent applications and maintenance of patents related to such intellectual property; and

         WHEREAS, INHIBITEX now desires to manage the filing of such patent applications and maintenance of patents; and

         WHEREAS, SYSTEM agrees to transfer the responsibility of managing U.S. and foreign patent applications and patents to INHIBITEX; and

         WHEREAS, INHIBITEX now also desires to return its rights in several technologies, specifically TAM-US 1047 (U.S. Patent Application No.. 09/095/272) and TAMUS 1609 (U.S. Patent Application No. 09/559,723), to SYSTEM, which was granted to INHIBITEX under the original License Agreement; and

         WHEREAS, INHTBITEX desires to modify the License Agreement in regards to specific sublicensee obligations; and

         WHEREAS, SYSTEM agrees to make such modifications.

         NOW THEREFORE, the parties agree that the License Agreement of February 4, 2000 is hereby amended as follows:

1.       DELETE section 1.01(c), 1.01(h) and 1.01(i) in their entirety.

2.       ADD new paragraphs 1.01 (h-o) as follows:

         (h) United States Provisional Applications 60/189,968, filed March 17, 2000, 60/199,370, filed April 25, 2000, and 60/225,402, filed August 15, 2000, entitled "Monoclonal Antibodies to CNA, the Collagen Adhesin of S. aureus, Inhibit

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                  Collagen binding to S. aureus Strains;" all converted to U.S.
                  Application 09/810,428 on March 19, 2001, re-titled "Cross-reactive Displacing Antibodies from Collagen Binding Proteins and Methods of Identification and Use," and also filed as a PCT application on March 19, 2001; and

         (i) United States Provisional Application 60/260,523 filed January 10, 2001 entitled "Suppression of T Cell mediated Responses by the Major Histocompatibility Complex H Analog Protein From S. aureus;" and.

         (j) United States Provisional Application 60/295,000 filed June 4, 2001 entitled "Structural Organization of the Fibrinogen-Binding Region of the Clumping Factor B MSCRAMM of
                  S. aureus and Cross reacting Monoclonal Antibodies from Domain Specific MSCRAMMs;" and

         (k) United States Provisional Application 60/290,072 filed May 11, 2001 entitled "SdrG, A Fibrinogen Binding MSCRAMM from S. epidermidis Targets the Thrombin Cleavage Site of the B beta Chain;" and

         (l) United States Provisional Application 60/289,132 filed May 8, 2001 entitled "Target Surface Proteins for Gram-Positive Bacteria;" and

         (m) United States Provisional Application 60/275,718 filed March 15, 2001 entitled "Collagen Binding Protein from S. epidermidis;" and

         (n) United States Provisional Application 60/274,611 filed March 12, 2001 entitled "S. aureus Anti-CLFA Monoclonal Antibodies;" and

         (o) Any patent(s) issuing from the foregoing application(s); any divisional, continuations, or continuations-in-part of the foregoing applications; all equivalent foreign patent applications which claim priority under such application(s); any patent(s) issuing from the foregoing application(s); and all extensions or reissues of any such patent(s).

3.       DELETE paragraph 2.03 in its entirety.

4.       ADD paragraph 3.03 (d) as follows:

         3.03(d) Notwithstanding the foregoing, the royalty rate to be paid on NET SALES for LICENSED PRODUCTS sold in territories where there is an issued patent having claims covering technology used in the product sold shall be [ *** ] if the product is in the field of active human vaccines containing MSC proteins derived from S. aureus and S.epidermidis for the prevention of
                  S. aureus and S. epidermidis infections.

5.       DELETE paragraph 4.04 in its entirety.

6.       ADD a new paragraph 4.04 as follows:

         4.04 Sublicense obligations. INHIBITEX agrees that any sublicenses granted by it shall provide that the obligations to SYSTEM of paragraphs 10.03, 10.06, 10.07, 12.02, and 12.03 of this
                  Agreement shall be binding upon the sublicensee(s) as if it were a party to this Agreement. INHIBITEX further agrees to include or attach copies of these paragraphs to sublicense Agreements.

7.       DELETE paragraph 5.01 in its entirety.

8.       ADD a new paragraph 5.01 as follows:

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         5.01     Patent Filing and Prosecution. From the effective date of this
                  Amendment, each patent application related to PATENT RIGHTS, i.e. original provisional or regular patent applications, divisionals, continuations, or continuations-in-part, shall be filed by INHIBITEX in the name of SYSTEM using counsel acceptable to SYSTEM. Prior to filing such applications, INHIBITEX shall determine the scope of such applications in consultation with SYSTEM. INHIBITEX agrees to INDEMNIFY and HOLD SYSTEM HARMLESS for the legal fees and expenses INHIBITEX incurs in prosecuting and maintaining PATENT RIGHTS. In the event the Attorney General of Texas (the "AG") rules that counsel pursuing patent protection for SYSTEM must be approved by the AG, INHIBITEX agrees to take all necessary steps to assure compliance with the AG's ruling including, if necessary, modifying this Agreement to allow SYSTEM to hire patent counsel. Prior to filing a patent application related to PATENT RIGHTS, INHIBITEX agrees to provide SYSTEM with the curriculum vitae for each attorney INHIBITEX proposes to use to seek patent protection along with a letter from the firm the attorneys are associated with acknowledging that the firm will look solely to INHIBITEX for the payment of its fees and expenses. Unless exigent circumstances dictate to the contrary, INHIBITEX shall allow SYSTEM at least 30 days to approve of the attorneys INHIBITEX desires to hire to pursue PATENT RIGHTS. INHIBITEX shall also prosecute to completion the U.S. Patent Applications identified in and comprising PATENT RIGHTS. "Prosecution to completion" shall mean prosecution of the original and any continuing or divisional applications to issuance or to a final rejection. INHIBITEX is not required to, but may with the consent of SYSTEM, pursue an appeal to the Board of Patent Appeals and Interferences, or the Federal Circuit Courts, or similar action in foreign countries. Furthermore, INHIBITEX shall maintain any U.S. patent(s) resulting from the prosecution described hereinabove. In the event that INHIBITEX determines not to continue prosecution to completion or maintenance of U.S. Patent Applications comprising PATENT RIGHTS, INHIBITEX will inform SYSTEM of its decision in sufficient time for SYSTEM to make decisions regarding its desire to continue prosecution.
                  In such case, SYSTEM shall have the right to continue the prosecution or maintenance at its own expense. However, any such applications or patents funded by SYSTEM thereafter shall be excluded from PATENT RIGHTS.

9.       DELETE paragraph 5.02 in its entirety.

10.      ADD a new paragraph 5.02 as follows:

         5.02 Foreign Patent Applications. With the cooperation of SYSTEM, INHIBITEX shall file and prosecute, in the name of SYSTEM, foreign patent applications corresponding to U.S. patent applications filed pursuant to paragraph 5.01.

                  (a) Election not to file. INHIBITEX will inform SYSTEM no less than three (3) months before all foreign filing deadlines [including the one year anniversary of each application filed in the U.S., as well as the national stage filing deadline of each application filed through the Patent Cooperation Treaty (PCT)] as to its selection of foreign countries in which it will seek corresponding patent protection. SYSTEM shall then have the

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                           right to file corresponding foreign patent
                           applications at its own expense in those foreign countries not selected by INHIBITEX. However, such applications funded at SYSTEM's expense shall be excluded from PATENT RIGHTS.

                  (b) Prosecution and Maintenance of Foreign Patents. Should INHIBITEX file corresponding foreign patent application(s) and subsequently elects not to continue to prosecute and maintain such foreign patent(s) or patent application(s), it shall so notify the SYSTEM at least three (3) months prior to taking (or not taking) any action which would result in abandonment, withdrawal or lapse of such foreign patent(s) or application(s). SYSTEM shall then have the right to continue maintenance of prosecution of such foreign patent(s) or application(s) at its own expense. However, expenses incurred prior to the point of INHIBITEX taking (or not taking) such action shall remain the responsibility of INHIBITEX and such foreign patent(s) or application(s) shall be excluded from PATENT RIGHTS.

11.      DELETE paragraph 5.03 in its entirety.

12.      ADD a new paragraph 5.03 as follows:

         5.03 Financial Responsibility. INHIBITEX, within thirty (30) days of receipt of a supporting invoice from SYSTEM, shall reimburse SYSTEM for all reasonable expenses incurred prior to the effective date of this Amendment by SYSTEM in filing, prosecuting, and maintaining the U.S. Patent Application(s) and patent(s) under the PATENT RIGHTS, in accordance with paragraph 5.01 hereinabove. Notwithstanding, INHIBITEX shall reimburse SYSTEM for reasonable expenses incurred prior to and henceforth by SYSTEM for legal services comprising the monitoring of the progress of INHIBITEX in filing, prosecuting, and maintaining the U.S. and foreign patent applications and patents under the PATENT RIGHTS. As of the effective date of this Amendment, INHIBITEX shall directly assume one hundred percent (100%) of the expenses it incurs and one hundred percent (100%) of the reasonable expenses incurred by SYSTEM related to filing, prosecution and maintenance of all U.S. and foreign patent application(s) and patent(s) as described in paragraph 5.01 and 5.02. Reasonable expenses incurred by SYSTEM shall not include (1) any substantive analysis of the prosecution of patents, (2) expenses associated with duplication of effort by multiple lawyers in monitoring the progress of the prosecution, and (3) legal fees for services other than the monitoring of the progress of the prosecution.

13.      DELETE paragraph 5.04 in its entirety.

14.      ADD a new paragraph 5.04 as follows:

         5.04 Information. INHIBITEX shall keep SYSTEM promptly and fully informed of the course of patent prosecution or other proceedings related to the protection of PATENT RIGHTS. INHIBITEX shall cooperate with SYSTEM to allow SYSTEM the timely and reasonable opportunity to provide input to the

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                  development of the patent application(s) and any official
                  proceedings prior to filing such applications or other response to proceedings by INHIBITEX. INHIBITEX shall disclose to SYSTEM the complete texts of all patent applications filed by INHIBITEX under the PATENT RIGHTS as well as all information received concerning office actions, the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any other official proceeding involving PATENT RIGHTS. All such notifications and disclosures required herein to be made to SYSTEM shall be made no later than ten (10) business days following receipt of such notice. Requests by INHIBITEX or its counsel for documents necessary to effect this Amendment, e.g. powers of attorney, shall be promptly responded to by SYSTEM and its counsel.

15.      ADD a new paragraph 5.05 as follows:

         5.05 Filing of Jointly Owned Foreign Patent Applications. In cases of patent(s) and/or patent application(s) jointly owned by SYSTEM and another parry, 1NHIBITEX shall file such corresponding foreign patent application(s) in the name of SYSTEM and the applicable parry.

16.      ADD a new paragraph 5.06 as follows:

         5.06 Proprietary Rights. All PATENT RIGHTS hereunder are vested in and owned by SYSTEM.

17.      DELETE paragraphs 10.04 and 10.05 in their entirety.

         EXCEPT as provided herein, all terms and conditions of the License Agreement remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to become effective on the date executed below by the last signatory to this Amendment.

INHIBITEX, INC.                         THE TEXAS A&M UNIVERSITY SYSTEM

     /s/ William D. Johnston            By:  /s/ T. D. Kale
     ---------------------------             -------------------------------
     By:                                     Name: Tom D. Kale
     Title:                                  Title: Vice Chancellor for Business
                                                    Services

Date: 4/16/02                           Date: 4/29/02

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